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                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------

Name                                                            Jurisdiction of
----                                                            ---------------
                                                                Incorporation
                                                                -------------


Applied Industrial Technologies - Dixie, Inc.                   Tennessee

Applied Industrial Technologies - Mainline, Inc.                Wisconsin

ESI Acquisition Corporation
(dba Engineered Sales, Inc.)                                    Ohio

Applied Industrial Technologies - GA LP                         Delaware

Applied Industrial Technologies - TN LP                         Delaware

Applied Industrial Technologies - TX LP                         Delaware

Applied Industrial Technologies - PA LLC                        Pennsylvania

The Ohio Ball Bearing Company                                   Ohio

Bearings Continental, Inc.                                      Ohio

Bearings Sales and Services, Inc.                               Washington

I.C. Acquisition Corp.                                          Ohio